UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2012 (November 28, 2012)

SINO GAS INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.18 Zhong Guan Cun Dong St.

Haidian District

Beijing 100083, People’s Republic of China

(Address of Principal Executive Offices)

86-10-82600527

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Entry into a Material Definitive Agreement.

On November 28, 2012, Sino Gas International Holdings, Inc. (the “Company”) entered into a first amendment (the “First Note Amendment”) to its 8% Senior Secured Convertible Notes issued on November 30, 2009 (the “November Notes”). Pursuant to the First Note Amendment, the maturity date of the November Notes is extended from November 29, 2012 to December 22, 2012. Also, pursuant to the First Note Amendment, the interest shall accrue at a rate of 18% for the period that the November Notes are outstanding after November 29, 2012.

The First Note Amendment is hereby filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the document is subject to, and qualified in its entirety by, such document attached hereto, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	First Amendment to 8% Senior Secured Convertible Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: December 4, 2012	By:	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer